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As filed with the Securities and Exchange Commission on December 17, 2002

Registration No. 333-101062

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

RLI CORP.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-0889946 (I.R.S. Employer Identification No.)
9025 N. Lindbergh Dr., Peoria, Illinois, 61615, (309) 692-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kim J. Hensey
Vice President and Corporate Secretary
RLI Corp.
9025 N. Lindbergh Dr., Peoria, Illinois, 61615, (309) 692-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kurt W. Florian, Esq. Katten Muchin Zavis Rosenman 525 West Monroe Street Suite 1600 Chicago, Illinois 60661-3693 (312) 902-5200	John S. Chapman, Esq. J. Brett Pritchard, Esq. Lord, Bissell & Brook 115 South LaSalle Street Suites 2600-3600 Chicago, Illinois 60603 (312) 443-0700

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

Explanatory Note

        This Amendment No. 2 to the Registration Statement is filed solely for the purpose of filing certain exhibits that have not been previously filed.

2

Part II

Information Not Required In The Prospectus

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement relating to Common Shares of the Company
4.1+	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
4.2+	Amended By-Laws of RLI Corp.	Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.
4.3+	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the SEC on June 11, 1993 (Registration Number 33-61788).
5.1	Opinion of Katten Muchin Zavis Rosenman
23.1+	Consent of KPMG LLP
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 above)
24.1+	Powers of Attorney (included in the signature page)

+
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RLI Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on December 17, 2002.

RLI Corp.
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville	Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 2002.

	Signature	Title
By:	/s/ GERALD D. STEPHENS* Gerald D. Stephens	Chairman of the Board, Director
By:	/s/ JONATHAN E. MICHAEL* Jonathan E. Michael	President and Chief Executive Officer, Director (Principal Executive Officer)
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville	Senior Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
By:	/s/ RICHARD H. BLUM* Richard H. Blum	Director
By:	/s/ BERNARD J. DAENZER* Bernard J. Daenzer, JD, CPCU	Director
By:	/s/ WILLIAM R. KEANE* William R. Keane	Director
By:	/s/ GERALD I. LENROW* Gerald I. Lenrow, Esq.	Director
By:	/s/ F.L. "LYNN" MCPHEETERS* F.L. "Lynn" McPheeters	Director
By:	/s/ EDWIN S. OVERMAN* Edwin S. Overman, Ph.D, CPCU	Director
By:	/s/ EDWARD F. SUTKOWSKI, ESQ.* Edward F. Sutkowski, Esq.	Director
By:	/s/ ROBERT O. VIETS* Robert O. Viets, JD, CPA	Director
* Pursuant to Power of Attorney

By:	/s/ JOSEPH E. DONDANVILLE Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement relating to Common Shares of the Company
4.1+	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
4.2+	Amended By-Laws of RLI Corp.	Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.
4.3+	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the SEC on June 11, 1993 (Registration Number 33-61788).
5.1	Opinion of Katten Muchin Zavis Rosenman
23.1+	Consent of KPMG LLP
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 above)
24.1+	Powers of Attorney (included in the signature page)

+
Previously filed.

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Explanatory Note
Part II Information Not Required In The Prospectus
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX